EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.033-55425, 333-22355, 333-101455 and 333-208501), Form S-8 (No. 033-58347, 333-49280, 333-136083, 333-136086, 333-146932, 333-148995, 333-175260, 333-195331, 333-210889 and 333-210899) and Form S-4 (No. 333-82049) of Honeywell International Inc. of our report dated February 13, 2015, except for the change in composition of reportable segments discussed in Note 21 to the consolidated financial statements, as to which the date is February 10, 2017, relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 10, 2017

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